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                                                                   EXHIBIT 10(d)



                            Senior Executive Contract

                       DUTIES AND OBLIGATIONS OF EMPLOYEE

                         TITLE AND DESCRIPTION OF DUTIES


Employee shall serve as Vice President, Sales of Air Packaging Technologies, Inc. In that capacity, Employee shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of an Officer. However, Employee shall at all times be subject to the direction of the President, and to the policies established by the Board of Directors, of Employer.

                  LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES

Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this agreement.

                             COMPETITIVE ACTIVITIES

During the term of this contract Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                                  TRADE SECRETS

The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation of Employer, including without limitation, (financial, personnel, sales, planning, and other) information that is owned by Employer and regularly used in the operation of Employer's business and that this information constitutes Employer's trade secrets.

Employee agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment with Employer.

Employee further agrees that all files, records, documents, equipment and similar items relating to Employer's business, whether prepared by Employee or others, are and shall remain exclusively the property of Employer and that they shall be removed from the premises of Employer (only with the express prior consent of Employer's President).




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                             OBLIGATIONS OF EMPLOYER

                               GENERAL DESCRIPTION

Employer shall provide Employee with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this agreement.

                                OFFICE AND STAFF

Employer shall provide Employee with a private office, stenographic help, office equipment and supplies, and other facilities and services, suitable to Employee's position and adequate for the performance of his duties.

                            COMPENSATION OF EMPLOYEE

                                  ANNUAL SALARY

As compensation for the services to be rendered by Employee hereunder, Employer shall pay Employee an annual salary at the rate per annum specified in Schedule "A" attached to and made part of this Agreement.

Employee shall receive such annual increases in salary as may be determined by President.

                      SALARY CONTINUATION DURING DISABILITY

If Employee for any reason whatsoever becomes permanently disabled so that he is unable to perform the duties prescribed herein, Employer agrees to pay Employee 50 percent of annual salary plus insurance benefits for 2 years.

                                 TAX WITHHOLDING

Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                              AUTOMOBILE ALLOWANCE

The employer shall provide the employee an automobile allowance of $600.00 per month.

The employer will pay for any operating expenses of any nature whatsoever with regard to the automobile provided by the employee.


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                                EMPLOYEE BENEFITS

                                 ANNUAL VACATION

Employee shall be entitled up to 3 weeks vacation time each year with pay. Employee may be absent from his employment for vacation only at such times as Employer's President shall determine from time to time. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, he (may accrue that time and add it to vacation time for any following year or may instead receive a cash payment in an amount equal to the amount of annual salary attributable to that period of time or shall be deemed to have waived any entitlement to vacation time for that year).

                                     ILLNESS

Upon completion of one year in the service of Employer, Employee shall be entitled to 20 days per year as sick leave with full pay. Sick leave may be accumulated up a total of 30 days.

                             GROUP MEDICAL INSURANCE


Employer agrees to include Employee under Employer's group medical insurance coverage and any other insurance plans offered at no cost to the employee.

                                BUSINESS EXPENSES

                                BUSINESS EXPENSES

Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in promotion the business of Employer, including expenditures for entertainment, gifts, and travel.

Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Employer.

Each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.
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              REPAYMENT BY EMPLOYEE OF DISALLOWED BUSINESS EXPENSES

In the event that any expenses paid for Employee or any reimbursement of expenses paid to Employee shall, on audit or other examination of Employer's income tax returns, be determined not to be allowable deductions from Employer's gross income, and in the further event that any such determination is acceded to by the 'Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the amount of the disallowed expenses.

                            TERMINATION OF EMPLOYMENT

                              TERMINATION FOR CAUSE

Employer reserves the right to terminate this agreement if employee (1) wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement, or (2) commits acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, that would prevent the effective performance of his duties.

Employer may at its option terminate this agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement.

The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of (all) relevant facts.

Termination under this section shall be considered "for cause" for the purposes of this agreement.

                            TERMINATION COMPENSATION

If the employer terminates the employee with or without cause, the employee is to be compensated for a specific period according to Schedule "B".

                               GENERAL PROVISIONS

                                     NOTICES

Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by



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mail, registered or certified, postage prepaid with return receipt requested.
Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

                                   ARBITRATION

Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

                            ATTORNEYS' FEES AND COSTS

If any legal action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

                                ENTIRE AGREEMENT

This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding.



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                                  MODIFICATIONS

Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

                             LAW GOVERNING AGREEMENT

This agreement shall be governed by and construed in accordance with the laws of the State of California.

                           SUMS DUE DECEASED EMPLOYEE

If Employee dies prior to the expiration of the term of his employment, any sums that may be due him from Employer under this agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors, and assigns.

Executed on August 2, 1994 (date), at Valencia (city), California.


                                    EMPLOYER

Air Packaging Technologies, Inc.




By /s/ DAN PHARO
   -------------------------------
   Dan Pharo, President

                                    EMPLOYEE


/s/ ELWOOD TROTTER
----------------------------------
Elwood Trotter



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                                  SCHEDULE "A"


Elwood Trotter - $6,000.00 monthly plus 1% of gross sales payable quarterly.


Note: The President shall have the right to negotiate the percentage of sales with the employee.


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                                  SCHEDULE "B"



                            TERMINATION COMPENSATION

If employee is terminated with or without cause, the employee shall be compensated as follows:

          1 year employment    -      6 months compensation

          2 years employment   -      9 months compensation

          3 years employment   -     12 months compensation

          4 years plus         -     15 months compensation

The compensation is based on salary only. The percentage of sales is not included in the compensation package.